Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated May 12, 2021, relating to the financial statements of Butterfly Network, Inc. (fka Longview Acquisition Corp.).

/s/ WithumSmith+Brown, PC

New York, New York
May 12, 2021